                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



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     Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               LAUNCH MEDIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                               LAUNCH MEDIA, INC.
                            2700 PENNSYLVANIA AVENUE
                         SANTA MONICA, CALIFORNIA 90404

                                                                  April 28, 2000

To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Launch Media, Inc. on June 7, 2000 at Loews Santa Monica Hotel located at 1700 Ocean Avenue, Santa Monica, California 90401 at 10:30 a.m. Pacific Time.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 1999 Launch Media, Inc. Annual Report, which includes audited financial statements and certain other information.

     It is important that you use this opportunity to take part in the affairs of Launch Media, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ ROBERT D. ROBACK
                                          Robert D. Roback
                                          President

                               LAUNCH MEDIA, INC.
                            2700 PENNSYLVANIA AVENUE
                         SANTA MONICA, CALIFORNIA 90404
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 7, 2000

Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Launch Media, Inc., which will be held on June 7, 2000 at Loews Santa Monica Hotel located at 1700 Ocean Avenue, Santa Monica, California 90401 at 10:30 a.m. Pacific Time, for the following purposes:

     1. To elect six directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     2. To approve amendments to our 1998 Stock Option Plan to (i) increase the number of shares reserved for issuance under our 1998 Stock Option Plan from 2,000,000 shares to 3,200,000 shares of common stock and (ii) limit to 250,000 the maximum number of shares for which options may be granted to any employee in any fiscal year.

     3. To approve an amendment to our 1998 Stock Option Plan to provide that the number of shares issuable under our 1998 Stock Option Plan is automatically increased on the first day of each of our fiscal years beginning on and after January 1, 2001 by (i) 3% of the number of shares of our common stock issued and outstanding on the last day of the preceding fiscal year or (ii) such lesser number of shares as determined by the Board of Directors or a committee of the Board.

     4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2000.

     5. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 26, 2000, are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices.

                                          By order of the Board of Directors,

                                          /s/ JEFFREY M. MICKEAL
                                          Jeffrey M. Mickeal
                                          Secretary
Santa Monica, California
April 28, 2000

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                               LAUNCH MEDIA, INC.
                            2700 PENNSYLVANIA AVENUE
                         SANTA MONICA, CALIFORNIA 90404

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Launch Media, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 7, 2000, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this proxy statement is April 28, 2000, the approximate date on which this proxy statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

     Annual Report. An annual report for the year ended December 31, 1999, is enclosed with this proxy statement.

     Voting Securities. Only stockholders of record as of the close of business on April 26, 2000, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 13,507,075 shares of our common stock, par value $.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each stockholder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that a majority of all of the shares of our capital stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     Solicitation of Proxies. Launch Media will bear the cost of soliciting proxies. We will solicit stockholders by mail and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of Launch Media at our principal offices at 2700 Pennsylvania Avenue, Santa Monica, CA 90404, of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     Management's nominees for election at the 2000 Annual Meeting of Stockholders to the Board of Directors are David B. Goldberg, Robert D. Roback, Thomas C. Hoegh, Richard D. Synder, Warren Littlefield and James M. Koshland. If elected, the nominees will serve as directors until Launch Media's Annual Meeting of Stockholders in 2001, and until their successors are duly elected and qualified. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election, although management knows of no reason to anticipate that this will occur, the proxies may be voted for substitute nominees as the Board of Directors may designate.

     The table below sets forth the names and certain information of our directors and our director nominees.

                                                                                           DIRECTOR
NAME                                         POSITION                                AGE    SINCE
----                                         --------                                ---   --------
David B. Goldberg..........................  Chairman of the Board of Directors and  32      1994
                                             Chief Executive Officer
Robert D. Roback...........................  President and Director                  32      1994
Thomas C. Hoegh............................  Director                                33      1998
Richard D. Synder..........................  Director                                41      1998
Warren Littlefield.........................  Director                                47      1999
James M. Koshland..........................  Director Nominee                        48        --

     David B. Goldberg has served as Launch Media's chairman of the Board and chief executive officer since he co-founded Launch Media in February 1994. Prior to that time, from October 1991 to December 1993, Mr. Goldberg was director of marketing strategy and new business development at Capitol Records, a major record label in Hollywood, California. Mr. Goldberg was a consultant at Bain & Co., a major strategy consulting firm, from September 1989 to September 1991. Mr. Goldberg is a member of the National Academy of Recording Arts and Sciences. Mr. Goldberg holds an A.B. in history and government from Harvard University.

     Robert D. Roback has served as Launch Media's president and a director since he co-founded Launch Media in February 1994. Prior to that time, from October 1992 to February 1994, Mr. Roback was a corporate attorney at Mayer, Brown & Platt, a major international law firm in Chicago, Illinois. Mr. Roback holds a B.S. in economics from The Wharton School of the University of Pennsylvania and is a graduate of the University of Minnesota Law School.

     Thomas C. Hoegh has served as a member of Launch Media's Board of Directors since June 1998. He has been managing director of Arts Alliance, a venture capital firm in London, England, since July 1997. From August 1995 to June 1997, Mr. Hoegh was a student at Harvard Business School. From January 1992 to August 1995, Mr. Hoegh was an independent artistic director.

     Richard D. Snyder has served as a member of Launch Media's Board of Directors since February 1998. He has been president of Avalon Investments, Inc., a venture capital management company in Ann Arbor, Michigan, since September 1997. From January 1996 to August 1997, Mr. Snyder was president and chief operating officer of Gateway 2000, Inc., a computer manufacturer. He served as executive vice president of Gateway 2000 from July 1991 until January 1996.

     Warren Littlefield has served as a member of Launch Media's Board of Directors since April 1999. Mr. Littlefield currently serves as president of the Littlefield Company, a joint venture with the National Broadcasting Company. Prior to founding the Littlefield Company in October 1998, Mr. Littlefield served as president of NBC Entertainment beginning in July 1990.

     James M. Koshland is a lawyer and a partner in the law firm of Gray Cary Ware & Freidenrich LLP, Launch Media's outside general counsel. Mr. Koshland currently serves as a director on the boards of a number of private companies.

BOARD OF DIRECTORS' COMMITTEES AND MEETINGS

     During 1999, the Board of Directors held seven meetings. Each incumbent director attended at least 75% of the aggregate of such meetings of the Board and any committee of the Board on which he served. The Board of Directors has established an audit committee and a compensation committee.

     The audit committee's function is to review the internal accounting procedures of Launch Media, as well as to consult with and review the services provided by the independent auditors of Launch Media. The members of the audit committee during 1999 were Thomas C. Hoegh and Richard D. Snyder. During 1999, the audit committee held two meetings.

     The compensation committee's function is to review and recommend to the Board of Directors the compensation and benefits of all officers of Launch Media, and to establish and review general policies relating to compensation and benefits of employees of Launch Media. The members of the compensation committee during 1999 were Sergio S. Zyman and Richard D. Snyder. During 1999, the compensation committee held three meetings.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     If a quorum is present and voting at the Annual Meeting of Stockholders, the nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

                              PROPOSAL NUMBER TWO

                APPROVAL OF AMENDMENT OF 1998 STOCK OPTION PLAN
               TO INCREASE SHARE RESERVE BY 1,200,000 SHARES AND
                        ESTABLISH AN ANNUAL GRANT LIMIT

     The Board of Directors adopted the 1998 Stock Option Plan, also referred to as the 1998 Plan, in March 1998. Currently, the maximum number of shares of our common stock issuable under the 1998 Plan is 2,000,000. Because the use of options is an important factor in attracting and retaining qualified employees and consultants, the Board of Directors has amended the 1998 Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the 1998 Plan by 1,200,000 shares, to a total of 3,200,000 shares.

     The Internal Revenue Code of 1986 (the "Code") limits the amount of compensation paid to a corporation's chief executive officer and four other most highly compensated officers that the corporation may deduct as an expense for federal income tax purposes. To enable Launch Media to continue to deduct in full all amounts of ordinary income recognized by its executive officers in connection with awards granted under the 1998 Plan, the Board of Directors has amended the 1998 Plan, subject to stockholder approval, to limit to 250,000 the maximum number of shares for which options may be granted to any employee in any fiscal year. However, Launch Media's stock option grants typically do not approach this limit.

     The stockholders are now being asked to approve the increase in the number of shares issuable under the 1998 Plan by 1,200,000 shares, from 2,000,000 shares to 3,200,000 shares, as well as the grant limit. The Board of Directors believes that approval of these amendments is in the best interests of Launch Media and our stockholders because (1) the availability of an adequate reserve of shares under the 1998 Plan is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of the stockholders and (2) approval of the grant limit will allow Launch Media to continue to deduct compensation related to options granted under the 1998 Plan for federal income tax purposes.

SUMMARY OF THE PROVISIONS OF THE 1998 PLAN

     The following summary of the 1998 Plan is qualified in its entirety by the specific language of the 1998 Plan, a copy of which is available to any stockholder upon request.

     General. The 1998 Plan provides for the grant of ISOs and nonstatutory stock options. As of March 31, 2000, Launch Media had outstanding options under the 1998 Plan to purchase an aggregate of 1,615,549 shares at a weighted average exercise price of $13.04 per share. As of March 31, 2000, options to purchase 56,950 shares of common stock granted pursuant to the 1998 Plan had been exercised, and there were 327,501 shares of common stock available for future grants under the 1998 Plan, without taking the proposed increase into account.

     Shares subject to the 1998 Plan. Currently, a maximum of 2,000,000 shares of the authorized but unissued or reacquired common stock of Launch Media may be issued pursuant to the 1998 Plan. The Board has amended the 1998 Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the 1998 Plan to 3,200,000 shares. In addition, if the stockholders approve the automatic share reserve increase provision described in Proposal 3, without further stockholder approval, no more than 3,200,000, or 2,000,000 if this Proposal 2 is not approved by the stockholders, shares may be issued pursuant to ISO exercises.

     In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of Launch Media, appropriate adjustments will be made to the shares subject to the 1998 Plan, the proposed per employee grant limit and ISO issuance limit and to outstanding options. To the extent any outstanding option under the 1998 Plan expires or terminates prior to exercise in full, or if Launch Media repurchases shares issued upon exercise of an option, the shares of common stock for which that option is not exercised or the repurchased shares are returned to the 1998 Plan and will again be available for issuance under the 1998 Plan.

     Administration. The Board of Directors or a duly appointed committee of the Board may administer the 1998 Plan. Subject to the provisions of the 1998 Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an ISO or a nonstatutory stock option, the terms of vesting and exercisability of each option, including the effect thereon of an optionee's termination of service, the type of consideration to be paid to Launch Media upon exercise of an option, the duration of each option, and all other terms and conditions of the options. The Board will interpret the 1998 Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 1998 Plan or any option under that plan.

     Eligibility. Generally, all employees, directors and consultants of Launch Media or of any present or future parent or subsidiary corporations of Launch Media are eligible to participate in the 1998 Plan. In addition, the 1998 Plan also permits the grant of options to prospective employees, consultants and directors in connection with written offers of employment or engagement. As of March 31, 2000, Launch Media had 259 full-time employees, including five executive officers and four outside directors. Any person eligible under the 1998 Plan may be granted a nonstatutory option. However, only employees may be granted ISOs. In addition, subject to stockholder approval, the Board has amended the 1998 Plan to provide that during any fiscal year of Launch Media, no employee may receive options under the plan for more than a total of 250,000 shares.

     Terms and conditions of options. Each option granted under the 1998 Plan is evidenced by a written agreement between Launch Media and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1998 Plan. The exercise price per share must equal at least the fair market value of a share of Launch Media's common stock on the date of grant of an option. In addition, the exercise price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Launch Media or any parent or subsidiary corporation of Launch Media, a "10% Stockholder," must be at least 110% of the fair market value of a share of Launch Media's common stock on the date of grant. The fair market value of Launch Media's common stock is based on the trading price of Launch Media's shares on the Nasdaq National Market.

     Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of Launch Media's common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or a loan with respect to some or all of the shares of common stock being acquired upon the exercise of the option, by means of a promissory note, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant.

     The Board will specify when options granted under the 1998 Plan will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee's continued employment or service. The maximum term of options granted under the 1998 Plan is ten years, except that an ISO granted to a 10% Stockholder may not have a term longer than five years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee.

     Change in control. The 1998 Plan provides that, in the event of a change in control of Launch Media, the acquiring corporation may assume or substitute for outstanding options granted under the 1998 Plan. In addition, 50% of the unvested shares subject to an option granted under the 1998 Plan will become vested if either (a) the acquiring corporation does not assume or substitute for the option, or (b) the optionee's service is terminated other than for cause within 12 months after the acquisition or the optionee resigns for good reason during such period.

     Termination or amendment. Unless sooner terminated, no options may be granted under the 1998 Plan after March 2008. The Board may terminate or amend the 1998 Plan at any time, but, without stockholder approval, the Board may not adopt an amendment to the 1998 Plan which would increase the total number of shares of common stock reserved for issuance thereunder, change the class of persons eligible to receive ISOs, or require stockholder approval under any applicable law, regulation or rule. No amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an ISO or is necessary to comply with any applicable law.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 1998 PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 1998 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     ISOs. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under
Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, Launch Media will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date, and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Generally, for federal income tax purposes, Launch Media should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory stock options. Options not designated or qualifying as ISOs will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to Launch Media with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to that grant. Launch Media generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Launch Media's common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

     The Board of Directors believes that approval of the increase in the number of shares issuable under the 1998 Plan is in the best interests of Launch Media and its stockholders. THEREFORE, FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1998 PLAN AND THE ESTABLISHMENT OF THE GRANT LIMIT.

                             PROPOSAL NUMBER THREE
                APPROVAL OF AMENDMENT TO 1998 STOCK OPTION PLAN
                  TO AUTOMATICALLY INCREASE THE SHARE RESERVE

     General. As of March 31, 2000, 327,501 shares remained available for future option grants under the 1998 Plan. In April 2000, the Board of Directors amended the 1998 Plan, subject to stockholder approval, to increase automatically on the first day of each of our fiscal years beginning on and after January 1, 2001 the maximum aggregate number of shares of common stock issuable under the plan by
(i) 3% of the number of shares of our common stock issued and outstanding on the last day of the preceding fiscal year or (ii) such lesser number of shares as determined by the Board of Directors or a committee of the Board. The stockholders are now being asked to approve such amendment for the reasons specified below.

     For a description of the 1998 Plan, see "PROPOSAL NUMBER TWO -- APPROVAL OF AMENDMENT TO 1998 STOCK OPTION PLAN TO INCREASE SHARE RESERVE BY 1,200,000 SHARES AND ESTABLISH AN ANNUAL GRANT LIMIT."

     To effect the routine annual increases in a fixed share reserve, expenses must be incurred to obtain the necessary stockholder approval. The Board of Directors believes that it is in the best interests of Launch Media and its stockholders to avoid such expenses by amending the 1998 Plan to increase automatically on the first day of each of our fiscal years beginning on and after January 1, 2001 the maximum aggregate number of shares of common stock issuable under the 1998 Plan by (i) 3% of the number of shares of our common stock issued and outstanding on the last day of the preceding fiscal year or
(ii) such lesser number of shares as determined by the Board of Directors or a committee of the Board. In addition, the automatic increase proposed here would remove the 1998 Plan reserve increase from the annual meeting agenda in future years, thereby allowing stockholders to focus on other proposals.

     Possible disadvantages of the proposed amendment include, but are not limited to, a lack of flexibility in the amount of the annual increase in the share reserve of the 1998 Plan. Such inflexibility could be remedied by future proposals to revise up or down the automatic increase in the number of shares reserved for any particular year. However, such a remedy would require approval by the stockholders and, accordingly, would result in expense for obtaining such approval. The Board of Directors believes that the advantages of the proposed amendment outweigh the possible disadvantages because the proposed annual increase in the number of shares reserved under the 1998 Plan would be sufficient in most years, thereby avoiding the expenses involved in obtaining the necessary approvals for routine increases in the 1998 Plan reserve each year.

     The Board of Directors believes that our stock option program is an important factor in attracting and retaining the high caliber employees and consultants essential to the success of Launch Media and in aligning their long-term interests with those of the stockholders. Because competition for highly qualified individuals in our industry is intense, management believes that to attract the best candidates, we must offer a competitive stock option program as an essential component of its compensation packages. The Board of Directors further believes that stock options serve an important role in motivating their holders to contribute to Launch Media's continued growth and profitability. The proposed amendment is intended to ensure that the 1998 Plan will continue to have available a reasonable number of shares to meet these needs for the remainder of its term. For more information on the 1998 Plan reserve, see "PROPOSAL NUMBER TWO -- APPROVAL OF AMENDMENT TO 1998 STOCK OPTION PLAN TO INCREASE SHARE RESERVE BY 1,200,000 SHARES AND ESTABLISH AN ANNUAL GRANT LIMIT."

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Launch Media's common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

     The Board of Directors believes that the proposed amendment to the 1998 Plan to increase automatically on the first day of each of our fiscal years beginning on and after January 1, 2001 the maximum aggregate number of shares of common stock issuable under the 1998 Plan by (i) 3% of the number of shares of our common stock issued and outstanding on the last day of the preceding fiscal year or (ii) such lesser number of shares as determined by the Board of Directors or a committee of the Board., as described above, is in the best interests of Launch Media and the stockholders for the reasons so stated. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN ANNUAL AUTOMATIC INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1998 PLAN.

                              PROPOSAL NUMBER FOUR
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has acted in such capacity since its appointment during the fiscal year ended 1994. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Launch Media common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS LAUNCH MEDIA'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 2000, with respect to the beneficial ownership of Launch Media common stock by:

     - each person known by Launch Media to be the beneficial owner of more than 5% of our common stock,

     - each director and director nominee of Launch Media,

     - the chief executive officer, and the four other highest compensated executive officers of Launch Media whose salary and bonus for the year ended December 31, 1999 exceeded $100,000, also referred to as the "Named Executive Officers," and

     - all executive officers and directors of Launch Media as a group.

     Except as otherwise indicated, the address of each beneficial owner is c/o Launch Media, Inc., 2700 Pennsylvania Avenue, Santa Monica, California 90404.

     Except as indicated in the footnotes to the table, Launch Media believes that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Percentages are based on 13,489,011 shares of common stock outstanding on March 31, 2000.

                                                              NUMBER OF   PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNERS                          SHARES       OWNED
-------------------------------------                         ---------   ----------
The Phoenix Partners Limited Partnership(1).................  1,341,343       9.0%
  1000 Second Avenue, Suite 3600
  Seattle, WA 98104
Intel Corporation...........................................    892,225       6.2%
  Mail Stop SC-210
  2200 Mission College Blvd
  Santa Clara, CA 95052
NBC Multimedia, Inc. (2)....................................    784,312       5.5%
  30 Rockefeller Plaza
  Suite 1076E
  New York, NY 10112
General Electric Capital Corporation (3)....................    784,312       5.5%
  120 Long Ridge Road
  Stamford, CT 06927
Sony Music Entertainment Inc................................    727,272       5.1%
  550 Madison Avenue
  New York, NY 10022
David B. Goldberg (4).......................................    430,340       3.1%
Robert D. Roback (5)........................................    243,071       1.8%
Jeffrey M. Mickeal (6)......................................     69,601         *
Spencer A. McClung, Jr. (7).................................     61,602         *
James E. Hughes (8).........................................     12,066         *
Thomas C. Hoegh (9).........................................    875,847       6.1%
Richard D. Snyder (10)......................................    595,975       4.2%
Sergio S. Zyman (11)........................................     45,000         *
Warren Littlefield (12).....................................     40,000         *
James M. Koshland...........................................         --        --
All directors and executive officers as a group (10 persons)
  (13)......................................................  2,373,502      15.0%

---------------
  *  Less than 1%

 (1) Includes 502,367 shares held by The Phoenix Partners IIIB Limited Partnership ("PPIIIB"), 627,957 shares held by The Phoenix Partners III Liquidating Trust ("PPIII"), and 211,019 shares held by The Phoenix Partners IV Limited Partnership ("PPIV"). Stuart C. Johnston is the Trustee of PPIII, and is the Managing General Partner of Phoenix Management Partners III, which is the General Partner of PPIIIB, and the Managing Member of Phoenix Management IV, LLC, which is the General Partner of PPIV. As such, Mr. Johnston has voting and investment power with respect to the shares held by PPIII, PPIIIB, and PPIV and may be deemed to be the beneficial owner of such shares. Mr. Johnston disclaims beneficial ownership of shares held by PPIII, PPIIIB and PPIV, except to the extent of his proportionate interest therein.

 (2) Includes 392,156 shares held by General Electric Capital Corporation. General Electric Capital Corporation and NBC Multimedia, Inc. are under common control of entities affiliated with the General Electric Company.

 (3) Includes 392,156 shares held by NBC Multimedia, Inc. General Electric Capital Corporation and NBC Multimedia, Inc. are under common control of entities affiliated with the General Electric Company.

 (4) Includes 22,166 shares subject to options exercisable within 60 days of March 31, 2000.

 (5) Includes 26,583 shares subject to options exercisable within 60 days of March 31, 2000.

 (6) Includes 12,831 shares subject to options exercisable within 60 days of March 31, 2000.

 (7) Includes 17,875 shares subject to options exercisable within 60 days of March 31, 2000.

 (8) Includes 10,416 shares subject to options exercisable within 60 days of March 31, 2000.

 (9) Includes 5,000 shares subject to options exercisable within 60 days of March 31, 2000.

(10) Includes 5,000 shares subject to options exercisable within 60 days of March 31, 2000.

(11) Includes 45,000 shares subject to options exercisable within 60 days of March 31, 2000.

(12) Includes 20,000 shares subject to options exercisable within 60 days of March 31, 2000.

(13) Includes 164,871 shares subject to options exercisable within 60 days of March 31, 2000.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the total compensation of the Named Executive Officers for the fiscal year ending December 31, 1999. The total amount of personal benefits paid to each of the Named Executive Officers during the fiscal year was less than the lesser of $50,000 or 10% of such executive officer's total reported salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL
                                                               COMPENSATION         NUMBER OF
                                                              ---------------       SECURITIES
                NAME AND PRINCIPAL POSITION                   YEAR    SALARY    UNDERLYING OPTIONS
                ---------------------------                   ----   --------   ------------------
David B. Goldberg...........................................  1999   $162,500         40,000
  Chief Executive Officer
Robert D. Roback............................................  1999   $162,500         40,000
  President
Jeffrey M. Mickeal..........................................  1999   $131,250         15,000
  Chief Financial Officer and Secretary
Spencer A. McClung, Jr......................................  1999   $130,000         15,000
  Senior Vice President, Advertising and Business
     Development
James E. Hughes.............................................  1999   $232,917         10,000
  Senior Vice President, General Manager(1)

---------------
(1) Mr. Hughes resigned effective April 28, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain information concerning options to purchase Launch Media's common stock granted during the fiscal year ended December 31, 1999 to the Named Executive Officers:

                                                                                      POTENTIAL REALIZABLE VALUE
                                  NUMBER                                               AT ASSUMED ANNUAL RATES
                                    OF        % OF TOTAL                                    OF STOCK PRICE
                                SECURITIES     OPTIONS      EXERCISE                   APPRECIATION FOR OPTION
                                UNDERLYING    GRANTED TO    PRICE PER                            TERM
                                 OPTIONS     EMPLOYEES IN     SHARE     EXPIRATION    --------------------------
             NAME                GRANTED     FISCAL 1999    ($/SHARE)      DATE           5%             10%
             ----               ----------   ------------   ---------   ----------    -----------    -----------
David B. Goldberg.............    40,000         6.4%         $9.00       2/18/09      $226,402       $573,747
Robert D. Roback..............    40,000         6.4           9.00       2/18/09       226,402        573,747
Jeffrey M. Mickeal............    10,000         1.6           9.00       2/18/09        56,601        143,437
                                   5,000         0.8          13.50      11/08/09        42,450        107,578
Spencer A. McClung, Jr........    15,000         2.4           9.00       2/18/09        84,901        215,155
James E. Hughes...............    10,000         1.6           9.00       2/18/09        56,601        143,437

   AGGREGATE OPTION EXERCISES FOR FISCAL 1999 AND FISCAL 1999 YEAR-END VALUES

     The following table provides certain information concerning exercises of options to purchase Launch Media common stock during 1999, and unexercised options held as of December 31, 1999, by the Named Executive Officers:

                                                         NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                                                        UNDERLYING UNEXERCISED            MONEY OPTIONS AT
                            SHARES                      OPTIONS AT 12/31/99(1)               12/31/99(2)
                          ACQUIRED ON       VALUE       -----------------------     -----------------------------
          NAME             EXERCISE      REALIZED(3)     VESTED       UNVESTED         VESTED          UNVESTED
          ----            -----------    -----------    --------     ----------     ------------     ------------
David B. Goldberg.......    16,833        $124,206       18,333        56,834         $254,068         $741,735
Robert D. Roback........    35,416         267,600       21,750        58,834          315,133          777,111
Jeffrey M. Mickeal......    52,000         403,000       11,457        21,543          179,219          247,985
Spencer A. McClung, Jr..    28,289         208,079       14,501        40,210          228,233          595,656
James E. Hughes.........        --              --        9,166        20,834          140,673          297,467

---------------
(1) All options were granted under Launch Media's 1994 and 1998 stock option plans. These options vest over four years and otherwise generally conform to the terms of the option plans.

(2) Calculated on the basis of the fair market value of the underlying securities as of December 31, 1999 of $18.94 per share, determined for financial accounting purposes, minus the exercise price.

(3) Fair market price on date of exercise, less exercise price.

COMPENSATION OF DIRECTORS

     Launch Media reimburses members of its Board of Directors for out-of-pocket expenses incurred in the performance of their duties as directors of Launch Media. No non-executive member of our Board of Directors currently receives any additional cash compensation for his services as a director of Launch Media. From time to time, directors who are not employees of Launch Media receive options under Launch Media's stock option plans as compensation for their services as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The compensation committee is composed of Sergio S. Zyman and Richard D. Snyder. No interlocking relationships exist between any member of our compensation committee and any member of any other company's board of directors or compensation committee. The compensation committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of Launch Media, and establishes and reviews general policies relating to compensation and benefits of employees of Launch Media.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1999, there has not been, nor is there currently, any transaction or series of similar transactions to which Launch Media was or is a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than five percent of Launch Media's capital stock had or will have a direct or indirect material interest other than (a) agreements which are described where required under the caption "Management" and
(b) the transactions described below.

     Launch Media has entered into a stock purchase agreement with Sony Music Entertainment, Inc., a holder of 5% or more of our capital stock. Launch Media and Sony also entered into a sponsorship and content license agreement and a music video license agreement upon the closing of our initial public offering. Advertising revenues for 1999 include approximately $493,000 in revenues received from the sponsorship and content license agreement. At December 31, 1999, approximately $145,000 of this amount was included in accounts receivable. In addition, deferred revenue related to this sponsorship agreement as of December 31, 1999 was $191,000.

     Advertising revenues for 1999 include approximately $2,235,000 in revenues received from Intel Corporation in connection with a sponsorship agreement between Launch Media and Intel. At December 31,

1999, approximately $24,000 of this amount was included in accounts receivable. In addition, deferred revenue related to this sponsorship agreement as of December 31, 1999 was $617,000.

     In November 1998, Launch entered into an architectural development and assistance agreement with Intel Corporation. Pursuant to the terms of these agreements, Launch agreed to develop a product which is able to use the capabilities of a processor developed by Intel. In consideration, Intel agreed to pay Launch certain amounts and to provide technical assistance, and Launch agreed to pay Intel a portion of revenues derived from the developed product. Approximately $269,000 and $650,000 in development revenue for the years ended December 31, 1998 and 1999, respectively, has been recognized using the percentage of completion method on a cost to cost basis. The development revenue is included in subscription and other revenues in the statements of operations.

     Launch Media believes that all transactions with affiliates described above were made on terms no less favorable to Launch Media than could have been obtained from unaffiliated third parties. Launch Media's policy is to require that a majority of the independent and disinterested outside directors on our Board of Directors approve all future transactions between Launch Media and its officers, directors, principal stockholders and their affiliates. Such transactions will continue to be on terms no less favorable to Launch Media than it could obtain from unaffiliated third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Launch Media's executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish Launch Media with copies of all
Section 16(a) forms that they file.

     Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in fiscal 1999.

     The following table sets forth grants of stock options under the 1998 Plan during 1999 by:

     - the Named Executive Officers;

     - all current executive officers as a group;

     - all current directors who are not executive officers as a group; and

     - all employees, who are not executive officers, as a group.

                               NEW PLAN BENEFITS

                                                                         1998 PLAN
                                                              -------------------------------
                     NAME AND POSITION                        EXERCISE PRICE    NO. OF SHARES
                     -----------------                        --------------    -------------
David B. Goldberg...........................................      $ 9.00            40,000
  Chief Executive Officer
Robert D. Roback............................................        9.00            40,000
  President
Jeffrey M. Mickeal..........................................        9.00            10,000
  Chief Financial Officer and Secretary                            13.50             5,000
Spencer A. McClung, Jr......................................        9.00            15,000
  Senior Vice President, Broadband
James E. Hughes.............................................        9.00            10,000
  Senior Vice President, General Manager
Executive group (5 persons).................................        9.19(1)        120,000
Non-executive director group (4 persons)....................       22.00(2)         35,000
Non-executive officer employee group........................       13.10(3)        466,800

---------------
(1) Average exercise price of options granted to executive officer employees under the 1998 Plan.

(2) Average exercise price of options granted to non-executive directors under the 1998 Plan.

(3) Average exercise price of options granted to non-executive officer employees under the 1998 Plan.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation committee is comprised of Sergio S. Zyman and Richard D. Snyder, each an outside director of the Board of Directors, and is responsible for setting and monitoring policies governing compensation of executive officers. The compensation committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of Launch Media and establishes and reviews general policies relating to compensation and benefits of employees at Launch Media. The objectives of the committee are to correlate executive compensation with our business objectives and performance, and to enable us to attract, retain and reward executive officers who contribute to our long-term success.

SALARY

     The compensation committee annually assesses the performance and sets the salary of the Chief Executive Officer, David B. Goldberg, and President, Robert
D. Roback. In turn, Messrs. Goldberg and Roback annually assess the performance of all other executive officers and recommend salary increases which are reviewed and approved by the compensation committee.

     Messrs. Goldberg's and Robacks' compensation is based on compensation levels of officers of comparable size companies. In addition, the compensation committee considers certain incentive objectives based on Launch Media's performance as it relates to revenue levels and earnings per share levels.

     In determining executive officer salaries, the compensation committee reviews recommendations from Messrs. Goldberg and Roback which include information from salary surveys, performance evaluations and the financial condition of Launch Media. The compensation committee also establishes both financial and operational based objectives and goals in determining executive officer salaries. These goals and objectives include sales and spending forecasts for the upcoming year and published executive compensation literature for comparable sized companies.

     For more information regarding the compensation and employment arrangements of Messrs. Goldberg and Roback and other executive officers, see "EXECUTIVE COMPENSATION AND OTHER MATTERS."

BONUSES

     While the compensation committee did not administer a bonus plan for executives in 1999, the committee may administer such a bonus plan in the future in order to provide additional incentives to executives who meet established performance goals. Awards under this bonus plan may be contingent upon Launch Media's attainment of revenue and operating profit targets, set by the compensation committee in consultation with the Chief Executive Officer and President. Additionally, awards may be weighted so that executives would receive proportionately higher awards when our performance reaches maximum targets, proportionately smaller awards when our performance reaches minimum targets, and no awards when we do not meet minimum performance targets.

STOCK OPTIONS

     The compensation committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for our stockholders and, therefore, periodically grants stock options under our stock option plan. Stock options are granted at the current market price and will only have value if our stock price increases over the exercise price.

     The compensation committee determines the size and frequency of option grants for executive officers after consideration of recommendations from the Chief Executive Officer and President. Recommendations for options are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to Launch Media and previous option grants to such executive officers. Generally, option grants vest 25% twelve months after commencement of employment or after the date of grant and continue to vest thereafter in equal monthly installments over three years, conditioned upon continued employment.
                                          THE COMPENSATION COMMITTEE

                      COMPARISON OF STOCKHOLDER RETURN(1)

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our common stock with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the S&P 500 Index for the period commencing April 23, 1999, the date of our initial public offering, and ending December 31, 1999.
Stockholder Return Comparison Graph

                                                                             NASDAQ STOCK MARKET (US
                                                   LAUNCH MEDIA, INC.              COMPANIES)                 S&P 500 INDEX
                                                   ------------------        -----------------------          -------------
4/23/99                                                    100                         100                         100
6/30/99                                                     71                         106                         103
9/30/99                                                     48                         108                          96
12/31/99                                                    75                         160                         110

---------------

(1) Assumes that $100.00 was invested April 23, 1999 in our common stock and in each index, and that all dividends were reinvested. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 2700 Pennsylvania Avenue, Santa Monica, California 94040, not later than December 31, 2000, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Launch Media's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this proxy statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By order of the Board of Directors

                                          /S/ JEFFREY M. MICKEAL
                                          Jeffrey M. Mickeal
                                          Secretary

April 28, 2000

                               LAUNCH MEDIA, INC.
                             1998 STOCK OPTION PLAN

                                    SECTION 1

                                     General



        1.1. Purpose. LAUNCH Media, Inc. (the "Company") has established the LAUNCH Media, Inc. 1998 Stock Option Plan (the "Plan") as set forth herein to promote the long term interests of the Company by (i) attracting, motivating and retaining key employees; and (ii) strengthening the Company's ability to attract and retain the services of experienced and knowledgeable directors and providing such directors with an opportunity to acquire an equity interest in the Company.

        1.2. Effective Date and Duration. Subject to the approval of the stockholders of the Company, the Plan shall be effective as of March 12, 1998; provided, however, that to the extent any Options (as defined in Section 3) have been granted under the Plan prior to receipt of such approval, such Options shall be contingent on such approval being obtained and shall automatically terminate and be of no further force or effect if such approval is not obtained. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Options granted under it are outstanding; provided, however, that no Options (as defined in Section 3) may be granted under the Plan on a date that is more than 10 years from the date the Plan is adopted or, if earlier, the date the Plan is approved by the stockholders of the Company.

        1.3. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Company's Board of Directors (the "Board") or a designated committee of the Board (the "Committee"). The determination of the Board or the Committee on matters within its authority shall be conclusive and binding upon the Company and all other persons. Notwithstanding the foregoing, no member of the Board or the Committee shall act or participate in any way with respect to the grant of an Option to himself.

        1.4. Shares Subject to Plan. Subject to adjustment as provided in subsection 1.5, the maximum aggregate number of shares of common stock of the Company ("Stock") that may be issued under the Plan shall be 3,200,000, cumulatively increased on the first day of each fiscal year of the Company beginning on and after January 1, 2001 by a number of shares equal to the lesser of (a) 3% of the total number of shares of Stock issued and outstanding on the last day of the preceding fiscal year, or (b) such lesser number of shares of Stock as determined by the Board or the Committee. Shares issuable under the Plan shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Notwithstanding the foregoing, except as adjusted pursuant to subsection 1.5, in no event shall more than 3,200,000 shares of Stock (the "ISO Share Issuance Limit") be cumulatively available for issuance pursuant to the exercise of incentive stock options within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). If any Option under the Plan or portion thereof shall expire unexercised, terminate, be surrendered, canceled or settled in such a manner that all or some shares subject to the Option are not issued to the Participant, such shares shall (unless the Plan shall have terminated) become available for the grant of additional Options under the Plan, except shares withheld pursuant to subsection 3.7.

        1.5. Adjustments to Number of Shares Subject to the Plan. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, reclassification, exchange or other change in corporate structure or capitalization affecting the Stock of the Company, the aggregate number of shares of Stock with respect to which Options may be granted under the Plan, the ISO Share Issuance Limit and the Section 162(m) Grant Limit (as defined below) and the type and number of shares subject to any outstanding Options under the Plan and the terms thereof shall be equitably adjusted by the Board or the Committee in its sole discretion.

        1.6. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        1.7. Right to Continue Service; Stockholder Status. The Plan does not constitute a contract of employment or continued service, and participation in the Plan will not give any employee or Participant the right to be retained in the employ or service of the Company (or any parent corporation or subsidiary corporation of the Company, as such terms are defined in Section 424(e) and (f) of the Code), or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or any agreement evidencing the grant of the Option. No Option under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the issuance of Stock pursuant to the exercise thereof.

                                    SECTION 2

                                  Participation

        Subject to the terms and conditions of the Plan, the Board or the Committee shall determine and designate from time to time the employees, directors and consultants of the Company (or any parent corporation or subsidiary corporation of the Company) who shall be "Participants" in the Plan. In making this determination, the Board or the Committee shall take into account the individual's contribution and potential contribution to the Company and any other factors that the Board or the Committee determines to be relevant. Notwithstanding the foregoing, subject to adjustment as provided in subsection 1.5, at any time that the Company (or any parent or subsidiary corporation of the Company) is a "publicly held corporation" within the meaning of section 162(m) of the Code, no employee shall be granted one or more options within any fiscal year of the Company which in the aggregate are for the purchase of more than 250,000 shares of Stock (the "Section 162(m) Grant Limit"). An option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

                                    SECTION 3

                                     Grants

        3.1. Option Grants. Subject to the terms and conditions of the Plan, each Participant designated by the Board or the Committee in accordance with
Section 2 shall be granted an option to purchase shares of Stock ("Options") and the Board or the Committee shall determine the number, type and terms of the Options to be granted to each of them. Each option shall entitle the Participant to purchase shares of Stock upon the terms and conditions as the Board or the Committee specifies and which are not inconsistent with the Plan and at the Option Price (as defined in subsection 3.3) determined by the Board or the Committee at the time the Option is granted, subject to the following provisions of this Section 3. Any option granted under this Section 3 that is awarded to an employee of the Company (or any parent or subsidiary corporation of the Company) and that satisfies all of the requirements of section 422 of the Code, may be designated by the Board or the Committee as an "Incentive Stock Option"; provided, however, that to the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under the Plan and all other plans of the Company and its affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Options. "Non-Qualified Options" are Options that are not designated as Incentive Stock Options or that do not satisfy the requirements of section 422 of the Code.

        3.2. Option Agreement. Each grant of an Option under the Plan shall be evidenced by an agreement between the Participant and the Company in a form specified by the Board or the Committee containing such terms and conditions, not inconsistent with the Plan, as the Board or the Committee may, in its sole discretion, prescribe.

        3.3. Option Price. The purchase price of each share of Stock under an Option granted under this Section 3 (the "Option Price") shall be determined by the Board or the Committee at the time of the grant of the Option; provided, however, that in no event shall the Option Price be less than the Fair Market Value (as defined below) of a share of Stock on the date the Option is granted or, if greater, par value; and provided further that, in the case of a grant of an Incentive Stock Option to a Participant who, as of the date of grant, is a 10 percent stockholder of the Company or any parent or subsidiary corporation of the Company (determined in accordance with section 422 of the Code), the Option Price shall not be less than 110 percent of the Fair Market Value of a share of Stock as of the date of grant. For all purposes of the Plan, the term "Fair Market Value" of a share of Stock as at any date shall mean the fair market value of such share of Stock determined, in good faith, in accordance with procedures established by the Board or the Committee or in accordance with procedures established by the Board of the Committee.

        3.4. Expiration of Options. All rights with respect to an Option granted under the Plan, whether or not then exercisable, shall automatically terminate as of the Option's Expiration Date. The "Expiration Date" with respect to an Option or any portion thereof, granted to a Participant under the Plan shall be the earliest of:

            (a) the date which is 10 years after the date of which the Option is granted (5 years in the case of an Incentive Stock Option which is granted to an individual who, as of the date of grant, is a 10 percent stockholder of the Company or any parent or subsidiary corporation of the Company);

            (b) the date established by the Board or the Committee at the time of the grant of the Option;

            (c) the date which is one year, or such other longer or shorter period of time (not less than six months) as established by the Board or the Committee, after the date on which the Participant's employment with the Company (or service as a director of the Company) is terminated by reason of his becoming disabled (within the meaning of section 22(e)(3) of the Code) or his death;

            (d) the date which is three months, or such other longer or shorter period of time (not less than thirty days) as established by the Board or the Committee, after the date on which the Participant's employment with the Company (or service as a director of the Company) is terminated for any reason other than (i) disability, (ii) death, or (iii) for Cause (as defined below); or

            (e) the date on which the Participant's employment with the Company (or service as a director of the Company) is terminated for Cause.

For purposes of the Plan, the term "Cause" shall mean (a) the willful and continued failure by the Participant to substantially perform his duties for the Company; (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or (c) an illegal or negligent action of the Participant which substantially and adversely affects the Company.

        3.5. Exercise of Options. To the extent then exercisable, Options awarded under the Plan shall be exercised, in whole or in part, by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Option's Expiration Date. Such notice shall specify the number of shares of Stock which the Participant elects to purchase and shall be accompanied by payment of the Option Price for such shares, plus any required withholding taxes. The Option price of each share of Stock purchased upon the exercise of any Option granted under this Section 3, and any required withholding taxes, shall be paid in cash (including check, bank draft or money order) or, to the extent provided by the Board or the Committee at the time of grant, in shares of Stock (valued at Fair Market Value as of the date of exercise, and including shares of Stock acquired pursuant to the exercise of the Option) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), by the Participant's promissory note in a form approved by the Company, or in any combination thereof. Notwithstanding the foregoing, the Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise. In addition, no promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law, and any permitted promissory note shall be on such terms as the Board or the Committee shall determine at the time the Option is granted. If applicable, in the discretion of the Board or the Committee, separate certificates representing the shares purchased by exercise of Incentive Stock Option and by exercise of Non-Qualified Option shall be delivered to the person entitled thereto as soon as practicable after such exercise.

        3.6. Compliance with Applicable Laws. Notwithstanding any other provision of the Plan:

             (a) The Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

             (b) Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares of Stock solely for investment and not for the purpose or with the intention of distributing the shares and will not dispose of such shares in violation of the Securities Act of 1933 or any applicable state securities registration law and any certificate representing such shares shall bear a legend referring to such restrictions.

             (c) If, at any time, the Company, in its sole discretion, determines that the listing, registration or qualification (or any updating of any such document) of the Stock is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition or, or in connection with the issuance of Stock pursuant to the exercise of an Option, the Stock shall not be issued, in whole or in part, unless such listing, registration, qualification consent or approval shall have been affected or obtained free of any condition not acceptable to the Company.

        3.7. Withholding. All exercises of Options under the Plan are subject to withholding of all applicable taxes, which withholding obligation shall be satisfied by the payment of cash or check payable to the Company, or, to the extent permitted by the Board or the Committee at the time of the grant of an Option, through the surrender of shares of Stock which the Participant already owns or the withholding of shares of Stock to which a Participant is otherwise entitled upon exercise of the Option.

        3.8. Nontransferability. No Option under the Plan, and no interest therein, shall be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable during a Participant's lifetime only by the Participant. After a Participant's death, Options shall be exercisable, to the extent exercisable by the Participant on the date of his death, by the executor or administrator of the Participant's estate or by the person or persons who shall have acquired the Option from the Participant by bequest or inheritance, subject to the terms of the Plan and the agreement between the Company and the Participant evidencing such Option.

        3.9. Provision of Information. At least annually, copies of the Company's balance sheet and income statement for the just completed fiscal year shall be made available to each Participant and purchaser of shares of Stock upon the exercise of an Option. The Company shall not be required to provide such information to persons whose duties in connection with the Company assure them access to equivalent information.

                                    SECTION 4

        4.1. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of subsection 1.5), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Participant.

        4.2. Stockholder Approval. The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in subsection 1.4 (the "Maximum Shares") shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to stockholder approval of the Plan or in excess of the Maximum Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Maximum Shares, as the case may be.

                               LAUNCH MEDIA, INC.
                 PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Robert D. Roback and Jeffrey M. Mickeal, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Launch Media, Inc. which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders to be held at Loews Santa Monica Hotel located at 1700 Ocean Avenue, Santa Monica, California 90401 on June 7, 2000 at 10:30 a.m. Pacific Time, and at any adjournment thereof
(1) as hereinafter specified upon the proposals listed below and as more particularly described in Launch Media's proxy statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

   A vote FOR the following proposals is recommended by the Board of Directors:

1. Election of directors listed below.

   Nominees: David R. Goldberg, Robert D. Roback, Thomas C. Hoegh, Richard D. Synder, Warren Littlefield and James M. Koshland.

               [ ] FOR                               [ ] WITHHELD

--------------------------------------------------------------------------------
  [ ] INSTRUCTION: To withhold authority to vote for any nominee, mark the above box and list the name(s) of the nominee(s) in the space provided.

2. To approve amendments to our 1998 Stock Option Plan to (i) increase the number of shares reserved for issuance under our 1998 Stock Option Plan from 2,000,000 shares to 3,200,000 shares of common stock and (ii) limit to 250,000 the maximum number of shares for which options may be granted to any employee in any fiscal year.

        [ ] FOR            [ ] WITHHELD           [ ] ABSTAIN

3. To approve an amendment to our 1998 Stock Option Plan to provide that the number of shares issuable under our 1998 Stock Option Plan is automatically increased on the first day of each of our fiscal years beginning on and after January 1, 2001 by (i) 3% of the number of shares of our common stock issued and outstanding on the last day of the preceding fiscal year or (ii) such lesser number of shares as determined by the Board of Directors or a committee of the Board.

        [ ] FOR            [ ] WITHHELD           [ ] ABSTAIN

4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2000.

        [ ] FOR            [ ] WITHHELD           [ ] ABSTAIN

                   (Continued and to be signed on other side)

                          (Continued from other side)

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2, 3 and 4.

                                                        Dated , 2000
                                                        (Be sure to date Proxy)

                                                        ------------------------
                                                        Signatures(s)

                                                        ------------------------
                                                        Print Name(s)

                                                         Sign exactly as your
                                                        name(s) appears on your
                                                        stock certificate. If
                                                        shares of stock stand on
                                                        record in the names of
                                                        two or more persons or
                                                        in the name of husband
                                                        and wife, whether as
                                                        joint tenants or
                                                        otherwise, both or all
                                                        of such persons should
                                                        sign the above proxy. If
                                                        shares of stock are held
                                                        of record by a
                                                        corporation, the proxy
                                                        should be executed by
                                                        the President or Vice
                                                        President and the
                                                        Secretary or Assistant
                                                        Secretary, and the
                                                        corporate seal should be
                                                        affixed thereto.
                                                        Executors or
                                                        administrators or other
                                                        fiduciaries who execute
                                                        the above proxy for a
                                                        deceased stockholder
                                                        should give their full
                                                        title. PLEASE DATE THE
                                                        PROXY.

Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               LAUNCH MEDIA, INC.